                                                                  CONFORMED COPY


                                  19 JULY 2002


             INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L

                                   as Borrower

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                                  as Guarantor

                                   arranged by

                               ABN AMRO BANK N.V.
                                       And
                                BARCLAYS CAPITAL


                                      With

                                BARCLAYS BANK PLC

                                 acting as Agent


            --------------------------------------------------------

                   MULTICURRENCY REVOLVING FACILITY AGREEMENT

            --------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

1.   DEFINITIONS AND INTERPRETATION............................................1
2.   THE FACILITY.............................................................15
3.   PURPOSE..................................................................15
4.   CONDITIONS OF UTILISATION................................................15
5.   UTILISATION..............................................................17
6.   OPTIONAL CURRENCIES......................................................18
7.   REPAYMENT................................................................19
8.   PREPAYMENT AND CANCELLATION..............................................19
9.   INTEREST.................................................................22
10.  INTEREST PERIODS.........................................................23
11.  CHANGES TO THE CALCULATION OF INTEREST...................................23
12.  FEES.....................................................................24
13.  TAX GROSS UP AND INDEMNITIES.............................................26
14.  INCREASED COSTS..........................................................28
15.  OTHER INDEMNITIES........................................................29
16.  MITIGATION BY THE LENDERS................................................30
17.  COSTS AND EXPENSES.......................................................30
18.  GUARANTEE AND INDEMNITY..................................................32
19.  REPRESENTATIONS AND WARRANTIES...........................................35
20.  GENERAL COVENANTS........................................................37
21.  FINANCIAL COVENANT.......................................................42
22.  EVENTS OF DEFAULT........................................................43
23.  CHANGES TO THE LENDERS...................................................48
24.  CHANGES TO THE OBLIGORS..................................................50
25.  ROLE OF THE AGENT AND THE ARRANGERS......................................51
26.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES...............................55
27.  SHARING AMONG THE LENDERS................................................56
28.  PAYMENT MECHANICS........................................................58
29.  SET-OFF..................................................................60
30.  NOTICES..................................................................60
31.  CALCULATIONS AND CERTIFICATES............................................62
32.  PARTIAL INVALIDITY.......................................................62

33.  REMEDIES AND WAIVERS.....................................................62
34.  AMENDMENTS AND WAIVERS...................................................62
35.  COUNTERPARTS.............................................................63
36.  GOVERNING LAW............................................................64
37.  ENFORCEMENT..............................................................64

SCHEDULE 1  THE ORIGINAL LENDERS..............................................65

SCHEDULE 2  CONDITIONS PRECEDENT..............................................66

SCHEDULE 3  UTILISATION REQUEST...............................................69

SCHEDULE 4  MANDATORY COST FORMULAE...........................................70

SCHEDULE 5  FORM OF TRANSFER CERTIFICATES.....................................73

SCHEDULE 6  TIMETABLES........................................................78

SCHEDULE 7  SUBSIDIARY GUARANTEE DOCUMENTS....................................79

THIS AGREEMENT is dated 19 July 2002 and made between:

(1) INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L, a company (societe a responsabilite limitee) incorporated in Luxembourg and registered with the Register of Commerce and Companies of Luxembourg under number B 79.234 and having its registered address at 5 rue Eugene Ruppert, L-2453 Luxembourg, with a share capital of EUR 163,360,000 (the "BORROWER");

(2)  INTERNATIONAL FLAVORS & FRAGRANCES INC. (the "GUARANTOR")

(3)  ABN AMRO BANK N.V. and BARCLAYS CAPITAL (the "ARRANGERS");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "ORIGINAL LENDERS"); and

(5)  BARCLAYS BANK PLC as agent of the Lenders (the "AGENT").

IT IS AGREED as follows:

                                   SECTION 1.
                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "AFFILIATE" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

     "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

     "AUTHORISATION" means an authorisation, consent, approval, resolution, licence exemption, filing or registration (including, without limitation, the Environmental Permits).

     "APPLICABLE MARGIN" means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         ------------------------------- ----------------------------------
         PUBLIC DEBT RATING S&P/MOODY'S  APPLICABLE MARGIN
         ------------------------------- ----------------------------------
         Level 1                         0.40%
         A+/A1 or above
         ------------------------------- ----------------------------------
         Level 2                         0.45%
         A/A2
         ------------------------------- ----------------------------------

         ------------------------------- ----------------------------------
         Level 3                         0.50%
         A-/A3
         ------------------------------- ----------------------------------
         Level 4                         0.55%
         BBB+/Baa1
         ------------------------------- ----------------------------------
         Level 5                         0.80%
         BBB/Baa2
         ------------------------------- ----------------------------------
         Level 6                         1.00%
         BBB-/Baa3
         ------------------------------- ----------------------------------
         Level 7                         1.50%
         lower than level 6
         ------------------------------- ----------------------------------

     If the Public Debt Rating shall be changed, the change in Applicable Margin arising as a result of such change shall be effective as of the date on which any change in rating established by S&P or Moody's or both giving rise to such change in the Public Debt Rating is first announced publicly by the relevant rating agency making such change (for greater certainty, it is understood that such date may be a date falling at any time during an Interest Period).

     "AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including the Termination Date.

     "AVAILABLE COMMITMENT" means a Lender's Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Loans; and

     (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

     other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "AVAILABLE FACILITY" means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility.

     "BASE CURRENCY" means euro.

     "BASE CURRENCY AMOUNT" means, in relation to a Loan, the amount specified in the Utilisation Request for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

     "BREAK COSTS" means the amount (if any) by which:

     (a) the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds:

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     (b)  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London and Luxembourg and:

     (a) (in relation to any date for payment or purchase of a currency other than euro or any date for the fixing of LIBOR) the principal financial centre of the country of that currency; or

     (b)  (in relation to any date for payment or purchase of euro) any TARGET
          Day.

     "COMMITMENT" means:

     (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

     "DEBT" of any person means, without duplication:

     (a)  all indebtedness of such person for borrowed money;

     (b) all obligations of such person for the deferred purchase price of assets or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such person's business);

     (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments,

     (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to assets acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets);

     (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases;

     (f) all obligations, contingent or otherwise, of such person in respect of acceptances, letters of credit or similar extensions of credit;

     (g)  all obligations of such person in respect of Hedge Agreements;

     (h) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (i) any amount raised by the issue of shares redeemable prior to the Termination Date;

     (j) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (k) all Debt of others referred to in paragraphs (a) through (j) above or paragraph (l) below guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for assets or services irrespective of whether such assets are received or such services are rendered) or (4) otherwise to assure a creditor against loss; and

     (l) all Debt referred to in paragraphs (a) through (k) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Security on assets (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Debt.

     "DEBT FOR BORROWED MONEY" of a person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such person.

     "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "EBITDA" means, for any Relevant Period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortisation expense and all other non-cash charges and (e) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income, in each case determined in accordance with GAAP for the Relevant Period.

     "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation,
     (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license or other authorisation required under any Environmental Law.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any person that for purposes of Title IV of ERISA is a member of the Guarantor's controlled group, or under common control with the Guarantor, within the meaning of Section 414 of the United States Internal Revenue Code of 1986 (as amended from time to time) and the regulations promulgated and rulings issued thereunder.

     "ERISA EVENT" means:

     (a)  (i) the occurrence of a reportable event, within the meaning of
          Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or
          (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

     (b)  the application for a minimum funding waiver with respect to a Plan;

     (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

     (d) the cessation of operations at a facility of the Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

     (e) the withdrawal by the Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

     (f) the conditions for the imposition of a lien under Section 302(f) of ERSA shall have been met with respect to any Plan;

     (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "EURIBOR" means, in relation to any Loan in euro:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

     as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

     "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 22 (Events of Default).

     "FACILITY" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

     "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "FEE LETTER" means any letter or letters between the Arrangers and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 12 (Fees).

     "FINANCE DOCUMENT" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Borrower.

     "FINANCE PARTY" means the Agent, the Arrangers or a Lender.

     "FOUNDER" means:

     (a) each person who is a beneficial owner (within the meaning of Rule13d-3 of the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Guarantor on the date hereof or any person that is or becomes a fiduciary of any person who is a beneficial owner of (or any person for whose account were held) outstanding shares of Voting Stock of the Guarantor on the date hereof (in any such case, an "EXISTING SHAREHOLDER"), including any group that is comprised solely of Existing Shareholders; and

     (b) any such Existing Shareholder or group comprised solely of Existing Shareholders who shall become the beneficial owner of 20% or more of the outstanding shares of Voting Stock of the Guarantor solely as a result of an acquisition by the Guarantor of shares of its Voting Stock, in each case until such time as the persons or group described in paragraphs (a) and (b) above shall become the beneficial owner (other than by means of a stock dividend, stock split, gift or inheritance or receipt or exercise of, or accrual of any right to exercise, any stock options of shares of stock granted by the Guarantor) of any additional shares of Voting Stock of the Guarantor.

     In addition, the Guarantor, any wholly-owned Subsidiary of the Guarantor and any employee stock ownership or other employee benefit plan of the Guarantor or a wholly-owned Subsidiary of the Guarantor shall be a "FOUNDER".

     "GAAP" means, in respect of the Guarantor, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 19.5 (Financial Statements), in respect of the Borrower generally accepted accounting principles in Luxembourg and, in respect of any other member of the Group, generally accepted accounting principles in the applicable jurisdiction.

     "GROUP" means the Guarantor and its Subsidiaries for the time being.

     "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "INFORMATION MEMORANDUM" means the document concerning the Borrower and the Guarantor which, at the Borrower's request and on its behalf, is to be prepared in relation to this transaction, approved by the Borrower and distributed by the Arrangers in connection with syndication of the Facility.

     "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.4 (Default interest).

     "LENDER" means:

     (a)  any Original Lender; and

     (b) any bank or financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

     which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

     "LOAN" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

     "LMA" means the Loan Market Association.

     "MAJORITY LENDERS" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 662/3% of all the Loans then outstanding.

     "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

     "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

     (a) the business, condition (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries taken as a whole;

     (b) the rights and remedies of the Agent or any Lender under the Finance Documents; or

     (c) the ability of the Borrower or the Guarantor to perform its payment obligations under the Finance Documents.

     "MATERIAL SUBSIDIARIES" means International Flavors & Fragrances I.F.F. (Nederland) B.V., International Flavors & Fragrances I.F.F. (France) SAS, Irish Flavours & Fragrances Ltd., International Flavors & Fragrances I.F.F. (Benicarlo) S.A., Bush Boake Allen Ltd., International Flavours & Fragrances I.F.F. (Great Britain) Ltd., International Flavors & Fragrances (Japan) Ltd., International Flavors & Fragrances (China) Ltd., International Flavors & Fragrances I.F.F. (Deutschland) GmbH and Bush Boake Allen (India) Ltd. or, in case any of the foregoing entities is no longer a Subsidiary of the Borrower, such of the foregoing entities which remain Subsidiaries of the Borrower and such other Subsidiaries of the Borrower selected by the Borrower whose net sales, when combined with the net sales of such remaining Subsidiaries, contribute in aggregate at least 70 per cent of the combined net sales of the Borrower and its Subsidiaries, based on the most recent management or other financial information available to the Borrower.

     "MOODY'S" means Moody's Investor Services, Inc., or any successor by merger or change of name which is a nationally recognised rating agency in the United States of America.

     "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

     (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that:

     (a) is maintained for employees of the Guarantor or any ERISA Affiliate and at least one person other than the Guarantor and the ERISA Affiliates; or

     (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "OBLIGORS" means the Borrower and the Guarantor.

     "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

     "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Communities relating to Economic and Monetary Union.

     "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "PERMITTED SECURITY" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

     (a) Security for Taxes, assessments and governmental charges or levies to the extent not required to be paid under Clause 20.3 (Payment of Taxes, Etc.);

     (b) Security imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Security and other similar Security arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

     (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and

     (d) easements, rights of way and other encumbrances on title to real property that do not render title to the real property encumbered thereby unmarketable or materially adversely affect the use of such real property for its present purposes.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PUBLIC DEBT RATING" means, as of any date, the rating that has been most recently announced by either S&P or Moody's or both, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Guarantor. For purposes of the foregoing:

     (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating;

     (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be set in accordance with Level 7 under the definition of "Applicable Margin", as the case may be;

     (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the lower rating; and

     (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

     "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

     (a) (if the currency is euro) two TARGET Days before the first day of that period; or

     (b) (for any other currency) two Business Days before the first day of that period,

     unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "REDUCTION DATE" means each of the dates specified in Clause 7.2 (Reduction of Facility) as Reduction Dates, but if any of those dates is not a Business Day, then that Reduction Date shall be deemed to be the immediately succeeding Business Day.

     "REDUCTION INSTALMENT" means each instalment for reduction of the Loans referred to in Clause 7.2 (Reduction of the Facility).

     "REFERENCE BANKS" means, in relation to LIBOR the principal London offices of ABN AMRO Bank N.V., Barclays Bank PLC and Citibank International PLC and, in relation to EURIBOR, the principal office in the European interbank market of ABN AMRO Bank N.V., Barclays Bank PLC and Citibank International PLC.

     "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

     "RELEVANT PERIOD" means each period of twelve months ending on the last day of the Guarantor's financial year and each period of twelve months ending on the last day of each of the first three quarters of the Guarantor's financial year.

     "ROLLOVER LOAN" means one or more Loans:

     (a) made or to be made on the same day that a maturing Loan is due to be repaid;

     (b)  the aggregate amount of which is equal to or less than the maturing
          Loan;

     (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

     (d)  made or to be made for the purpose of refinancing a maturing Loan.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor by merger or change of name which is a nationally recognised rating agency in the United States of America.

     "SCREEN RATE" means:

     (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

     displayed on the appropriate page of the Telerate screen (currently page 3750 in relation to LIBOR and page 248 in relation to EURIBOR). If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

     "SECURITY" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

     (a) is maintained for employees of the Guarantor or any ERISA Affiliate and no person other than the Guarantor and the ERISA Affiliates; or

     (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SPECIFIED TIME" means a time determined in accordance with Schedule 6 (Timetables).

     "SUBSIDIARY" of any person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

     (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

     (b) the interest in the capital or profits of such limited liability company, partnership or joint venture; or

     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person's other Subsidiaries.

     "SUBSIDIARY GUARANTEE" has the meaning given to it in Clause 20.16 (Subsidiary Guarantors).

     "SUBSIDIARY GUARANTOR" has the meaning given to it in Clause 20.16 (Subsidiary Guarantors).

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

     "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "TERMINATION DATE" means the date falling five years after the date hereof.

     "TOTAL COMMITMENTS" means the aggregate of the Commitments, being EUR 350,000,000 at the date of this Agreement.

     "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

     "TRANSFER DATE" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "UNPAID SUM" means any sum due and payable but unpaid by the Borrower or the Guarantor under the Finance Documents.

     "UTILISATION" means a utilisation of a Facility.

     "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "UTILISATION REQUEST" means a notice substantially in the form set out in
     Schedule 3 (Utilisation Request).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

     "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2  CONSTRUCTION

     (a)  Unless a contrary indication appears a reference in this Agreement to:

          (i) "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

          (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

          (iii) the "EUROPEAN INTERBANK MARKET" means the interbank market for euro operating in Participating Member States;

          (iv) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

          (v) a "FINANCIAL YEAR" in relation to any body corporate is a reference to the period in respect of which such body corporate produces its annual accounts and references to "FINANCIAL HALF YEARS" and "FINANCIAL QUARTERS" shall be construed accordingly;

          (vi) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (vii) a "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof;

          (viii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (ix) a provision of law is a reference to that provision as amended or re-enacted; and

          (x)    a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) In this Agreement, any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule hereof.

     (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (e) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3  CURRENCY SYMBOLS AND DEFINITIONS

     "$" and "DOLLARS" denote lawful currency of the United States of America, "(POUND)" and "STERLING" denotes lawful currency of the United Kingdom and "EUR" and "EURO" means the single currency unit of the Participating Member States.

1.4  THIRD PARTY RIGHTS

     Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce any term of this Agreement.

                                   SECTION 2.
                                  THE FACILITY

2.   THE FACILITY

2.1  THE FACILITY

     Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2  LENDERS' RIGHTS AND OBLIGATIONS

     (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

     (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from the Borrower shall be a separate and independent debt.

     (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.   PURPOSE

3.1  PURPOSE

     The Borrower shall apply all amounts borrowed by it under the Facility for general corporate purposes, including the refinancing of existing (intra-group and other) indebtedness.

3.2  MONITORING

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

     The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2  FURTHER CONDITIONS PRECEDENT

     The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default iS continuing or would result from the proposed Loan; and

     (b) the representations and warranties contained in Clause 19 (Representations and Warranties), other than those set out in the last sentence of Clause 19.5 (Financial Statements), paragraph (a) of Clause 19.6 (No proceedings pending or threatened) and paragraphs (a),
          (b) and (c) of Clause 19.9 (No misleading information), are correct on and as of the Utilisation Date.

4.3  CONDITIONS RELATING TO OPTIONAL CURRENCIES

     (a) A currency will constitute an Optional Currency in relation to a Loan if:

          (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

          (ii) it is dollars or sterling or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the Utilisation Request for that Loan.

     (b) If the Agent has received a written request from the Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Borrower by the Specified Time:

          (i)    whether or not the Lenders have granted their approval; and

          (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4  MAXIMUM NUMBER OF LOANS

     (a) The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

     (b) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

                                   SECTION 3.

                                   UTILISATION

5.   UTILISATION

5.1  DELIVERY OF A UTILISATION REQUEST

     The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  COMPLETION OF A UTILISATION REQUEST

     (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date is a Business Day within the Availability Period;

          (ii)   the currency and amount of the Utilisation comply with Clause
                 5.3 (Currency and amount); and

          (iii) the proposed Interest Period complies with Clause 10 (Interest Periods).

     (b)  Only one Loan may be requested in each Utilisation Request.

5.3  CURRENCY AND AMOUNT

     (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

     (b) The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

          (i) if the currency selected is the Base Currency, a minimum of EUR 10,000,000 (and an integral multiple of EUR 5,000,000) or in either case the Available Facility; or

          (ii) if the currency selected is an Optional Currency, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or the equivalent in such Optional Currency of the Base Currency Amount of the Available Facility.

5.4  LENDERS' PARTICIPATION

     (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

     (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its applicable Available Commitment to the applicable Available Facility immediately prior to making the Loan.

     (c) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan at the Specified Time.

6.   OPTIONAL CURRENCIES

6.1  SELECTION OF CURRENCY

     The Borrower shall select the currency of a Loan in a Utilisation Request.

6.2  UNAVAILABILITY OF A CURRENCY

     If before the Specified Time on any Quotation Day:

     (a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

     (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

     the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3  PARTICIPATION IN A LOAN

        Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

                                   SECTION 4.

                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.   REPAYMENT

7.1  REPAYMENT OF LOANS

     The Borrower shall repay each Loan on the last day of its Interest Period.

7.2  REDUCTION OF FACILITY

     (a) The Total Commitments shall be reduced in instalments on each Reduction Date by an amount equal to a fraction of the Total Commitments at the date of this Agreement as set out in the table below:

          REDUCTION DATE                               REDUCTION INSTALMENT
                                                       (FRACTION)
          The date falling 4 years                     1/3
          after the date hereof

          The date falling 4 years
          and six Months after the
          date hereof                                  1/3

          The Termination Date                         1/3

     (b) The Borrower shall ensure that sufficient Loans are repaid on a Reduction Date to the extent necessary so that the aggregate of the Base Currency Amounts of the outstanding Loans (after that repayment) is equal to or less than the reduced amount of the Total Commitments.

     (c) Any reduction of the Total Commitments shall reduce rateably the Commitment of each Lender.

     (d) If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 8.2 (Voluntary Cancellation) or Clause 8.4 (Right of repayment and cancellation in relation to a single Lender) or if the Commitment of any Lender is reduced under Clause 8.1 (Illegality), then the amount of the Reduction Instalment for each Reduction Date falling after that cancellation will reduce pro rata by the amount cancelled.

8.   PREPAYMENT AND CANCELLATION

8.1  ILLEGALITY

     If, at any time, it is or will become unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

     (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

8.2  VOLUNTARY CANCELLATION

     (a) The Borrower may, if it gives the Agent not less than 10 Business Days' prior notice, cancel the whole or any part (being a minimum amount of EUR 10,000,000 and an integral multiple of EUR 5,000,000) of the Available Facility.

     (b) Any cancellation under this Clause 8.2 shall reduce the Commitments of the Lenders rateably under the Facility.

8.3  VOLUNTARY PREPAYMENT

     The Borrower may, if it gives the Agent not less than 10 Business Days' prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 10,000,000 and an integral multiple of EUR 5,000,000).

8.4  RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

     (a)  If:

          (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

          (ii) any Lender claims indemnification from the Borrower under Clause
               13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

          the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

     (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

8.5  RESTRICTIONS

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

     (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     (f) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                   SECTION 5.

                              COSTS OF UTILISATION

9.   INTEREST

9.1  CALCULATION OF INTEREST

     The rate of interest on each Loan from day to day during each Interest Period relating thereto is the percentage rate per annum which is the aggregate of:

     (a)  the Applicable Margin at such time;

     (b)  LIBOR or, in relation to any Loan in euro, EURIBOR; and

     (c)  Mandatory Cost, if any.

9.2  NOTIFICATION OF CHANGE IN PUBLIC DEBT RATING

     The Guarantor shall, promptly upon any public announcement of a change in any Public Debt Rating being made, notify the Agent of such change.

9.3  PAYMENT OF INTEREST

     On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.4  DEFAULT INTEREST

     (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause
          9.4 shall be immediately payable by the Borrower on demand by the Agent.

     (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.  INTEREST PERIODS

10.1 SELECTION OF INTEREST PERIODS

     (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

     (b) Subject to this Clause 10, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders). In addition the Borrower may select an Interest Period of a period of less than one Month, if necessary to ensure that there are Loans (with an aggregate Base Currency Amount equal to or greater than the Reduction Instalment) which have an Interest Period ending on a Reduction Date for the Borrower to make the Reduction Instalment due on that date.

     (c) An Interest Period for a Loan shall not extend beyond the Termination Date.

     (d)  Each Interest Period for a Loan shall start on the Utilisation Date.

     (e)  A Loan has one Interest Period only.

10.2 CHANGES TO INTEREST PERIODS

     (a) Prior to determining the interest rate for a Loan, the Agent may shorten an Interest Period for any Loan to ensure there are sufficient Loans with an Interest Period ending on a Reduction Date for the scheduled reduction to occur.

     (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Borrower and the Lenders.

10.3 NON-BUSINESS DAYS

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.  CHANGES TO THE CALCULATION OF INTEREST

11.1 ABSENCE OF QUOTATIONS

        Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2 MARKET DISRUPTION

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

          (i)    the Applicable Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

          (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

     (b)  In this Agreement "MARKET DISRUPTION EVENT" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

          (ii) before close of business on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

     (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4 BREAK COSTS

     (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.  FEES

12.1 COMMITMENT FEE

     (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at a percentage rate per annum equal to half of the Applicable Margin applicable at the relevant time on that Lender's Available Commitment under the Facility for the Availability Period.

     (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2 ARRANGEMENT FEE

     The Borrower shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3 AGENCY FEE

     The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4 UTILISATION FEE

     The Borrower shall pay to the Agent (for the account of each Lender) for each date on which (i) the aggregate amount of the outstanding Loans exceeds 50% of the Total Commitments on that date and (ii) the Public Debt Rating is at Level 4 or below on that date, a fee on the aggregate amount by which the outstanding Loans on that date exceed 50% of the Total Commitments on that date at a rate per annum equal to 0.05%, payable on the last day of each successive period of three Months which ends during the Availability Period and on the last day of the Availability Period.

12.5 PARTICIPATION FEE

     The Borrower shall pay to the Agent (for the account of each Original Lender) a participation fee in the amount and at the times agreed in a Fee Letter.

                                   SECTION 6.

                         ADDITIONAL PAYMENT OBLIGATIONS

13.  TAX GROSS UP AND INDEMNITIES

13.1 DEFINITIONS

(a)  In this Clause 13:

     "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "TAX CREDIT" means a credit against, relief or remission for, or repayment of, any Tax.

     "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b) In this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2 TAX GROSS-UP

     (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) The Borrower or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify each Obligor.

     (c) If a Tax Deduction is required by law to be made by an Obligor in relation to any payment to be made to a Finance Party under any Finance Document the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) If an Obligor is required to make a Tax Deduction, such Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3 TAX INDEMNITY

     (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

     (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

          (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

          (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

          if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

     (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

     (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4 TAX CREDIT

     If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

     (i)  a Tax Credit is attributable to that Tax Payment; and

     (ii) that Finance Party has obtained, utilised and retained that Tax
          Credit,

     the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5 STAMP TAXES

     The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6 VALUE ADDED TAX

     (a) All consideration payable under a Finance Document by any Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor making the payment shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

     (b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, such Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.  INCREASED COSTS

14.1 INCREASED COSTS

     (a) Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b)  In this Agreement "INCREASED COSTS" means:

          (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

          (ii)   an additional or increased cost; or

          (iii) a reduction of any amount due and payable under any Finance Document,

          which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2 INCREASED COST CLAIMS

     (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

     (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3 EXCEPTIONS

     (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

          (i) attributable to a Tax Deduction required by law to be made by an Obligor;

          (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

          (iii)  compensated for by the payment of the Mandatory Cost; or

          (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

     (b) In this Clause 14.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 13.1 (Definitions).

15.  OTHER INDEMNITIES

15.1 CURRENCY INDEMNITY

     (a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

          (i)    making or filing a claim or proof against that Obligor;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

          that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 OTHER INDEMNITIES

     Each Obligor shall, within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

     (a)  the occurrence of any Event of Default;

     (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Lenders);

     (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

     (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3 INDEMNITY TO THE AGENT

     The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)  investigating any event which it reasonably believes is a Default; or

     (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

     (c) acting or relying on any notice, request or instruction delivered in connection with a Finance Document which it reasonably believes to be genuine, correct and appropriately authorised.

16.  MITIGATION BY THE LENDERS

16.1 MITIGATION

     (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) the completion of any form or application required to claim exemption from withholding taxes in any relevant jurisdiction (to the extent that such Finance Party may lawfully complete such form or application without causing material prejudice to its own interests (as determined by such Finance Party in its absolute discretion) or revealing any information which such Finance Party considers to be confidential) or transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

     (b) Paragraph (a) above does not in any way limit the obligations of any of the Obligors under the Finance Documents.

16.2 LIMITATION OF LIABILITY

     (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

     (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.  COSTS AND EXPENSES

17.1 TRANSACTION EXPENSES

     The Borrower shall promptly on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

     (a)  this Agreement and any other documents referred to in this Agreement;
          and

     (b)  any other Finance Documents executed after the date of this Agreement.

17.2 AMENDMENT COSTS

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3 ENFORCEMENT COSTS

     The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7.

                                    GUARANTEE

18.  GUARANTEE AND INDEMNITY

18.1 GUARANTEE AND INDEMNITY

     The Guarantor irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3 REINSTATEMENT

     If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of the Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from the Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

18.4 WAIVER OF DEFENCES

     The obligations of the Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, the Borrower or other person;

     (b) the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

18.5 IMMEDIATE RECOURSE

     The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6 APPROPRIATIONS

     Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18.

18.7 DEFERRAL OF GUARANTOR'S RIGHTS

     Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)  to be indemnified by the Borrower;

     (b) to claim any contribution from any other guarantor of the Borrower's obligations under the Finance Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                   SECTION 8.

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

19.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants in respect of itself and the Guarantor represents and warrants in respect of itself and each other member of the Group as follows:

19.1 STATUS

     Each of the Borrower and the Guarantor is a corporation duly organised, validly existing and in good standing under the laws of Luxembourg and the laws of the State of New York, respectively.

19.2 POWER AND AUTHORITY

     The execution, delivery and performance by each Obligor of the Finance Documents to which it is a party, and the consummation of the transactions contemplated thereby, are within such Obligor's corporate powers, have been duly authorised by all necessary corporate action, and do not conflict with:

     (a)  such Obligor's charter, by-laws or other constitutive documents; or

     (b) any law or any contractual restriction binding on or affecting such Obligor.

19.3 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     Except for the requirement of registration of the Finance Documents and/or any other documents referred to therein in the case of their production in court proceedings before a Luxembourg court or their submittal (either directly or by way of reference) as a legal title before an official Luxembourg authority, no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required (i) for the due execution, delivery and performance by each Obligor of the Finance Documents to which it is a party or (ii) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation.

19.4 BINDING OBLIGATIONS

     Each Finance Document once delivered will have been duly executed and delivered by the Obligor party thereto. Each Finance Document once delivered will be the legal, valid and binding obligation of the Obligor party thereto enforceable against it in accordance with its terms.

19.5 FINANCIAL STATEMENTS

     The Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the financial year then ended, accompanied by an opinion of the Guarantor's auditors, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. Since December 31, 2001, there has been no Material Adverse Change.

19.6 NO PROCEEDINGS PENDING OR THREATENED

     There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower, the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that (a) could be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of the Finance Documents or the consummation of the transactions contemplated thereby.

19.7 MARGIN STOCK REGULATIONS

     No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of the United States Regulation U issued by the Board of Governors of the United States Federal Reserve System), and no proceeds of any Utilisation will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

19.8 INVESTMENT COMPANY

     The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

19.9 NO MISLEADING INFORMATION

     (a) Any factual information provided by any of the Obligors or any other member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and all material information in relation to the Information Memorandum has been disclosed to the Finance Parties.

     (b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and nothing has occurred since the date of the Information Memorandum which is reasonably likely to cause any of those assumptions to be untrue.

     (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

     (d) All written information (other than the Information Memorandum) supplied by any of the Obligors or any of the Borrower's Subsidiaries to any Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

20.  GENERAL COVENANTS

     The general covenants in this Clause 20 shall remain in force from the date of this Agreement for so long as any amount shall remain unpaid under the Finance Documents or any Lender shall have any Commitment hereunder.

20.1 AUTHORISATION

     Each Obligor shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b)  supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform all of its payment and other material obligations under any Finance Document to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2 COMPLIANCE WITH LAWS

     Each Obligor shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

20.3 PAYMENT OF TAXES, ETC.

     Each Obligor shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become overdue, (a) all Taxes, assessments and governmental charges or levies imposed upon it or upon its assets and (b) all lawful claims that, if unpaid, might by law become a Security upon its assets; PROVIDED, HOWEVER, that no Obligor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Security resulting therefrom attaches to its assets and becomes enforceable against its other creditors.

20.4 MAINTENANCE OF INSURANCE

     Each Obligor shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Obligors or such Subsidiary operates; PROVIDED, HOWEVER, that each of the Obligors and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Obligors or such Subsidiary operates and to the extent consistent with prudent business practice.

20.5 PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Each Obligor shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (other than, in the case of any Subsidiary which is not an Obligor, as a result of a solvent winding-up on terms approved by the Majority Lenders), rights (charter and statutory) and franchises, PROVIDED, HOWEVER, that each of the Obligors and its Subsidiaries may consummate any merger or consolidation permitted under Clause 20.11

     (Mergers) and PROVIDED FURTHER that neither the Obligors nor any of their Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower, and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lenders.

20.6 INSPECTION RIGHTS

     Each Obligor shall permit, and cause each of its Subsidiaries to permit, at any reasonable time and from time to time, the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit (subject to applicable safety laws and regulations) the properties of, the Obligors and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Obligors and any of their Subsidiaries with any of their officers or directors and with their independent certified public accountants.

20.7 KEEPING OF BOOKS

     Each Obligor shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Obligors and each such Subsidiary in accordance with GAAP in effect from time to time.

20.8 MAINTENANCE OF ASSETS

     Each Obligor shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its assets that are used or useful in the conduct of its business in good working order and condition, subject to reasonable wear and tear normally experienced in the type of business in which such Obligor is engaged.

20.9 REPORTING REQUIREMENTS

     20.9.1 Quarterly Statements of the Guarantor

     The Guarantor shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 45 days after the end of each of the first three quarters of each financial year of the Guarantor, (i) the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such quarter and for the period commencing at the end of the previous financial year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Guarantor as having been prepared in accordance with GAAP and (ii) certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Clause 21 (Financial covenant), PROVIDED THAT in the event of any change in generally accepted accounting principles in the United States of America which is then applied in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Clause 21 (Financial covenant), a statement of reconciliation conforming such financial statements to GAAP (which means, for the avoidance of doubt, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 19.5 (Financial Statements)).

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     20.9.2 Annual Statements of the Guarantor

     The Guarantor shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 90 days after the end of each financial year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such financial year and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such financial year, in each case accompanied by an opinion acceptable to the Majority Lenders by PricewaterhouseCoopers LLP or other independent public accountants of comparable size and of international reputation, PROVIDED THAT in the event of any change in generally accepted accounting principles in the United States of America which is then applied in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Clause 21 (Financial covenant), a statement of reconciliation conforming such financial statements to GAAP (which means, for the avoidance of doubt, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 19.5 (Financial Statements)).

     20.9.3 Quarterly Statements of the Borrower

     The Borrower shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 45 days after the end of each quarter of each financial year of the Borrower, the unconsolidated balance sheet of the Borrower as of the end of such quarter and unconsolidated statements of profit and loss and, to the extent available, of cash flows of the Borrower for such quarter and for the period commencing at the end of the previous financial year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a director of the Borrower, as having been prepared in accordance with GAAP.

     20.9.4 Information Relating to the Material Subsidiaries

     The Borrower shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 45 days after the end of each quarter of each financial year of the relevant Material Subsidiary, figures relating to sales of each Material Subsidiary for such quarter and relating to shareholders' equity of each Material Subsidiary as of the end of such quarter.

     20.9.5 Notification of Default

     The Obligors shall furnish to the Agent, as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a director of the Borrower or the Guarantor, as applicable, setting forth details of such Default and the action that the Borrower or the Guarantor, as applicable, has taken and proposes to take with respect thereto.

     20.9.6 Communications to securityholders

     The Obligors shall furnish to the Agent, promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to any of its securityholders, and copies of all reports and

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     registration statements that the Guarantor or any of its Subsidiaries files with the United States Securities and Exchange Commission or any national securities exchange.

     20.9.7 Notification of proceedings

     The Obligors shall furnish to the Agent, promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting any Obligor or any of its Subsidiaries of the type described in Clause 19.6 (No proceedings pending or threatened).

     20.9.8 Other information

     Each Obligor shall furnish to the Agent such other information regarding any of the Obligors or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request from that Obligor.

     20.9.9 Delivery

     Reports and financial statements required to be delivered by the Obligors pursuant to subclauses 20.9.1, 20.9.2 and 20.9.6 of this Clause 20.9 shall be deemed to have been delivered on the date on which the Guarantor posts such reports, or reports containing such financial statements, on its website on the Internet at www.iff.com provided that the Obligors notify the Agent that such reports have been posted and that such web site is accessible by the Agent and the Lenders; and PROVIDED FURTHER that paper copies of the reports and financial statements referred to in subclauses 20.9.1, 20.9.2 and 20.9.6 of this Clause 20.9 shall be delivered by the Obligors to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender; and provided further that in every instance the Obligors shall provide paper copies of the certificates or opinions required by subclauses 20.9.1 and 20.9.2 of this Clause 20.9 to the Agent and each of the Lenders until such time as the Agent shall provide any of them written notice otherwise.

20.10 NEGATIVE PLEDGE

     Each Obligor shall not create or suffer to exist, any Security on or with respect to any of its assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

     (a)  Permitted Securities;

     (b) purchase money Securities upon or in any real property or equipment acquired or held by the Guarantor or any Subsidiary in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such real property or equipment, or Securities existing on such real property or equipment at the time of its acquisition (other than any such Securities created in contemplation of such acquisition that were not incurred to finance the acquisition of such real property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED, HOWEVER, that no such Security shall extend to or cover any assets of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any assets not theretofore subject to the Security being extended, renewed or replaced, PROVIDED FURTHER that the aggregate principal amount of the indebtedness secured by the Security referred to in this paragraph (b) shall not exceed $50,000,000 (or its equivalent in another currency or currencies) at any time outstanding;

     (c) Securities on assets of a person existing at the time such person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the Guarantor; PROVIDED THAT such Securities were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the person so merged into or consolidated with the Guarantor or such Subsidiary or acquired by the Guarantor or such Subsidiary;

     (d) other Securities securing Debt in an aggregate principal amount not to exceed $100,000,000 (or its equivalent in another currency or currencies) at any time outstanding; and

     (e) the replacement, extension or renewal of any Security permitted by paragraph (c) above PROVIDED THAT such replacement, extension or renewal shall not extend to or cover any assets not subject to the Security being replaced, extended or renewed and PROVIDED FURTHER that the grantor of the Security as obligor of the relevant Debt shall not change and the amount of the Debt secured thereby shall not increase as a result of such replacement, extension or renewal.

20.11 MERGERS

      No Obligor shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Guarantor and its Subsidiaries, taken as a whole, to any person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Guarantor may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Guarantor, and except that any Subsidiary of the Guarantor may merge into or dispose of assets to the Guarantor and each of the Guarantor and the Borrower may merge with any other person so long as it is the surviving corporation having the obligations expressed to be assumed by it hereunder, PROVIDED, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

20.12 ACCOUNTING CHANGES

      No Obligor shall make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

20.13 CHANGE IN NATURE OF BUSINESS

      No Obligor shall make, or permit any of its Subsidiaries to make, any material change in the nature of the business of the Guarantor and its Subsidiaries, taken as a whole, as carried on at the date hereof.

20.14 SUBSIDIARY DEBT

      No Obligor shall permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

      (a) Debt owed to the Guarantor or to a wholly-owned Subsidiary of the Guarantor;

      (b)  Debt (not falling within paragraphs (a), (c) and (e) of this Clause
           20.14 but including Debt falling within paragraph (d) of this Clause 20.14) aggregating for all of the Guarantor's Subsidiaries not more than $600,000,000 (or its equivalent in another currency or currencies) at any one time outstanding;

      (c) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

      (d)  Debt owed pursuant to the Finance Documents; and

      (e) Debt which is effectively subordinated to the payment obligations of the Obligors to the Finance Parties hereunder to the satisfaction of the Agent.

20.15 PARI PASSU

      Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

20.16 SUBSIDIARY GUARANTORS

      The Guarantor shall cause each Subsidiary of the Guarantor that is or thereafter becomes a guarantor under any bank credit facility entered into by the Borrower to guarantee the obligations of the Borrower under this Agreement by delivering to the Agent:

      (a) a subsidiary guarantee (the "SUBSIDIARY GUARANTEE") in form and substance satisfactory to the Majority Lenders, duly executed by that Subsidiary (the "SUBSIDIARY GUARANTOR");

      (b) the documents described in Schedule 7 (Subsidiary Guarantee Documents); and

      (c) opinions of reputable counsel in the jurisdiction of incorporation of the Subsidiary Guarantor reasonably satisfactory to the Majority Lenders and of special U.S. counsel for the Guarantor or other counsel reasonably satisfactory to the Majority Lenders (which opinions shall be reasonably satisfactory to the Majority Lenders and may be subject to customary exceptions, qualifications and limitations under the circumstances none of which may relate to the absence of shareholder approval or be material to the practical realisation of the benefits and pari passu ranking with the right of pro rata recovery of a guarantee of unsecured and unsubordinated
           Debt) to the effect that such Subsidiary Guarantee has been duly authorised, executed and delivered by such Subsidiary Guarantor and is valid, binding and enforceable in accordance with its terms and the claims of the Lenders (having the benefits of such Subsidiary Guarantee) against such Subsidiary Guarantor will be enforced on a parity with the claims of other unsecured and unsubordinated creditors of such Subsidiary Guarantor in a bankruptcy, insolvency or other analogous proceeding arising in the jurisdiction of incorporation of such Subsidiary Guarantor.

21.   FINANCIAL COVENANT

      So long as any amount shall remain unpaid under the Finance Documents or any Lender shall have any Commitment hereunder, the Guarantor shall maintain a ratio of Debt for Borrowed

      Money as at the end of any Relevant Period to EBITDA in respect of such Relevant Period of not more than 3.25:1.

22.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 22 is an Event of Default.

22.1  NON-PAYMENT

      An Obligor shall fail to pay any amount of principal under a Finance Document when the same becomes due and payable; or an Obligor shall fail to pay any interest on any such amount of principal or make any other payment of fees or other amounts payable under a Finance Document within three Business Days after the same becomes due and payable.

22.2  MISREPRESENTATION

      Any representation or warranty made or confirmed to be correct by an Obligor herein or by an Obligor (or any of its officers) in connection with a Finance Document shall prove to have been incorrect or misleading in any material respect when made or confirmed.

22.3  OTHER OBLIGATIONS

      (a) An Obligor shall fail to perform or observe any term, covenant or agreement contained in Clauses 20.5 (Preservation of corporate existence, Etc.) and 20.6 (Inspection rights), Clauses 20.9 (Reporting requirements) to 20.13 (Change in nature of business) or Clause 21 (Financial Covenant); or

      (b) an Obligor shall fail to perform or observe any other term, covenant or agreement contained in any of the Finance Documents on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender.

22.4  CROSS DEFAULT

      Any Obligor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 (or its equivalent in another currency or currencies) in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

22.5  INSOLVENCY

      Any Obligor or any of its Subsidiaries shall:

      (a)  generally not pay its debts as such debts become due;

      (b)  admit in writing its inability to pay its debts generally;

      (c)  make a general assignment for the benefit of creditors; or

      (d) any proceeding shall be instituted by or against such Obligor or any of its Subsidiaries seeking:

           (i)    to adjudicate it a bankrupt or insolvent;

           (ii) liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors (such as, in particular, under Luxembourg law, a "faillite", "gestion controlee", "concordat judiciaire" or a "liquidation judiciaire"); or

           (iii) attachment, sequestration, distress or execution or the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any part of its assets) shall occur; or any Obligor or other member of the Group shall take any corporate action to authorise any of the actions set forth above in this Clause 22.5.

      However, no Event of Default will occur under this Clause 22.5 if the events or circumstances referred to in paragraphs (a) to (d) above apply only to a member or members of the Group which is or are not (an) Obligor(s) unless:

      (1) the aggregate amount of the consolidated assets of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated assets of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated assets of the Group; or

      (2) the aggregate amount of the consolidated net sales of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated net sales of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated net sales of the Group.

      For the purposes of paragraphs (1) and (2) above, the consolidated assets and consolidated net sales of any member of the Group shall be determined by reference to the most recent financial year of the Group and the most recent set of annual audited accounts of the relevant member of the Group, if any (which, in the case of the consolidated assets and consolidated net sales of the Group, shall mean the financial statements referred to in Clause 19.5 (Financial Statements) or the most recent set of financial statements delivered pursuant to Clause 20.9 (Reporting requirements), whichever has been most recently delivered to the Agent hereunder)

      PROVIDED THAT in the absence of any such accounts in relation to any member of the Group other than the Guarantor the figures for consolidated assets and consolidated net sales of such member of the Group shall be determined by such member of the Group's auditors.

22.6  JUDGMENTS OR ORDERS

      Judgments or orders for the payment of money in excess of $25,000,000 (or its equivalent in another currency or currencies) in the aggregate shall be rendered against any Obligor or any of its Subsidiaries and either

      (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

      (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

      PROVIDED, HOWEVER, that any such judgment or order shall not be an Event of Default under this Clause 22.6 if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

22.7  CONTROL OF THE GUARANTOR

      (a) Any person or two or more persons acting in concert (other than any Founder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Guarantor (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Guarantor;

      (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Guarantor shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Guarantor (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Guarantor or (y) nominated for election by a majority of the remaining members of the board of directors of the Guarantor and thereafter elected as directors by the shareholders of the Guarantor); or

      (c) any person or two or more persons acting in concert (other than any Founder) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Guarantor.

22.8  CONTROL OF THE BORROWER

      The Guarantor shall cease to own, directly or indirectly, the whole of the outstanding issued share capital of the Borrower.

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22.9  ERISA LIABILITIES

      The Guarantor or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $50,000,000 (or its equivalent in another currency or currencies) in the aggregate as a result of one or more of the following:

      (a)  the occurrence of any ERISA Event;

      (b) the partial or complete withdrawal of the Guarantor or any of its ERISA Affiliates from a Multiemployer Plan; or

      (c)  the reorganisation or termination of a Multiemployer Plan.

22.10 UNLAWFULNESS

      At any time the Borrower or the Guarantor no longer has the legal power to perform its obligations under the Finance Documents to which it is a party or to own its assets or to carry on its business or at any time it is or becomes unlawful for the Borrower or the Guarantor to perform or comply with any or all of its payment and other material obligations under any Finance Document to which it is a party or any of such obligations are not or cease to be legal, valid, binding and enforceable.

22.11 REPUDIATION

      The Borrower or the Guarantor shall repudiate a Finance Document or shall evidence an intention to repudiate a Finance Document.

22.12 GOVERNMENTAL INTERVENTION

      By or under the authority of any government:

      (a) the management of the Guarantor, the Borrower or any other member of the Group shall be wholly or partially displaced or the authority of the Guarantor the Borrower or any other member of the Group in the conduct of its business shall be wholly or partially curtailed; or

      (b) all or a majority of the issued shares of the Guarantor, the Borrower or any other member of the Group or the whole or any part of its revenues or assets shall be seized, nationalised, expropriated or compulsorily acquired.

      However, no Event of Default will occur under this Clause 22.12 if the events or circumstances referred to in paragraphs (a) or (b) above apply only to a member or members of the Group which is or are not (an) Obligor(s) unless:

      (i) the aggregate amount of the consolidated assets of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated assets of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated assets of the Group; or

      (ii) the aggregate amount of the consolidated net sales of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated net sales of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated net sales of the Group.

      For the purposes of paragraphs (i) and (ii) above, the consolidated assets and consolidated net sales of any member of the Group shall be determined by reference to the most recent financial year of the Group and the most recent set of annual audited accounts of the relevant member of the Group, if any (which, in the case of the consolidated assets and consolidated net sales of the Group, shall mean the financial statements referred to in Clause 19.5 (Financial Statements) or the most recent set of financial statements delivered pursuant to Clause 20.9 (Reporting requirements), whichever has been most recently delivered to the Agent hereunder) PROVIDED THAT in the absence of any such accounts in relation to any member of the Group other than the Guarantor the figures for consolidated assets and consolidated net sales of such member of the Group shall be determined by such member of the Group's auditors.

22.13 MATERIAL ADVERSE CHANGE

      Any event or circumstance shall occur which could reasonably be expected to have a material adverse effect on the ability of the Obligors to perform or comply with their payment obligations under the Finance Documents and their obligations under Clause 21 (Financial Covenant).

22.14 ACCELERATION

      On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the
      Borrower:

      (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

      (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders,

      PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Guarantor under the United States Federal Bankruptcy Code, (A) the Total Commitments shall automatically be cancelled and (B) the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Obligors.

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                                   SECTION 9.

                             CHANGES TO THE PARTIES

23.   CHANGES TO THE LENDERS

23.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      Subject to this Clause 23, a Lender (the "EXISTING LENDER") may:

      (a)  assign any of its rights; or

      (b)  transfer by novation any of its rights and obligations,

      to another bank or financial institution (the "NEW LENDER") PROVIDED THAT if any Lender assigns or transfers any of its Commitment it shall also transfer an equal proportion of the Loans and vice versa.

23.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      (a) Unless a Default has occurred and is continuing, the consent of the Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

      (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

      (c) The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

      (d) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      (e)  A transfer will only be effective if the procedure set out in Clause
           23.5 (Procedure for transfer) is complied with.

      (f)  If:

           (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

           (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or

           Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3  ASSIGNMENT OR TRANSFER FEE

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 2,500.

23.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

      (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

           (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

           (ii)   the financial condition of any of the Obligors;

           (iii) the performance and observance by any Obligor of its obligations under the Finance Documents to which it is a party or any other documents; or

           (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

           and any representations or warranties implied by law are excluded.

      (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

           (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

           (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      (c)  Nothing in any Finance Document obliges an Existing Lender to:

           (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

           (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5  PROCEDURE FOR TRANSFER

      (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing

           Lender and the New Lender. The Agent shall within five Business Days of receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

      (b)  On the Transfer Date:

           (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

           (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

           (iii) the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

           (iv)   the New Lender shall become a Party as a "Lender".

23.6  DISCLOSURE OF INFORMATION

      Any Lender may disclose to any of its Affiliates and any other person:

      (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

24.   CHANGES TO THE OBLIGORS

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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                                   SECTION 10.

                               THE FINANCE PARTIES

25.   ROLE OF THE AGENT AND THE ARRANGERS

25.1  APPOINTMENT OF THE AGENT

      (a) Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

      (b) Each of the Arrangers and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2  DUTIES OF THE AGENT

      (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      (b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

      (c) The Agent shall promptly notify the Lenders of any Default arising under Clause 22.1(Non-payment).

      (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3  ROLE OF THE ARRANGERS

      Except as specifically provided in the Finance Documents, none of the Arrangers has obligations of any kind to any other Party under or in connection with any Finance Document.

25.4  NO FIDUCIARY DUTIES

      (a) Nothing in this Agreement constitutes the Agent or the Arrangers as a trustee or fiduciary of any other person.

      (b) Neither the Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5  BUSINESS WITH THE GROUP

      The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6  RIGHTS AND DISCRETIONS OF THE AGENT

      (a)  The Agent may rely on:

           (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

           (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

           (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

           (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

           (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Guarantor.

      (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

25.7  MAJORITY LENDERS' INSTRUCTIONS

      (a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

      (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arrangers.

      (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

      (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8  RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent nor any of the Arrangers:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9  EXCLUSION OF LIABILITY

      (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

      (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

25.10 LENDERS' INDEMNITY TO THE AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (and the Agent shall refund such payment if the Lenders can prove that such cost, loss or liability was incurred by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11 RESIGNATION OF THE AGENT

      (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

      (b) Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

      (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

      (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

      (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12 CONFIDENTIALITY

      (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

      (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13 RELATIONSHIP WITH THE LENDERS

      (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

      (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
           Schedule 4 (Mandatory Cost formulae).

25.14 CREDIT APPRAISAL BY THE LENDERS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and to each of the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15 AGENT'S MANAGEMENT TIME

      Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and expenses) and Clause 25.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

26.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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27.   SHARING AMONG THE LENDERS

27.1  PAYMENTS TO LENDERS

      If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 28.5 (Partial payments).

27.3  RECOVERING LENDER'S RIGHTS

      (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

27.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

27.5  EXCEPTIONS

      (a) This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

           (i) it notified the other Lenders of the legal or arbitration proceedings; and

           (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

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                                   SECTION 11.

                                 ADMINISTRATION

28.   PAYMENT MECHANICS

28.1  PAYMENTS TO THE AGENT

      (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or the relevant Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3  DISTRIBUTIONS TO AN OBLIGOR

      The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4  CLAWBACK

      (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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28.5  PARTIAL PAYMENTS

      (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

           (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arrangers under the Finance Documents;

           (ii) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

           (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

           (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

      (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor .

28.6  NO SET-OFF BY THE OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7  BUSINESS DAYS

      (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.8  CURRENCY OF ACCOUNT

      (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

      (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9  CHANGE OF CURRENCY

      (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

           (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

           (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.   NOTICES

30.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

30.2  ADDRESSES

      The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a) in the case of the Borrower and the Guarantor, that identified with their names below;

      (b) in the case of each Lender that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c)  in the case of the Agent, that identified with its name below,

      or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3  DELIVERY

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

           (i)    if by way of fax, when received in legible form; or

           (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

           (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

           and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

      (c)  All notices from or to an Obligor shall be sent through the Agent.

      (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Guarantor.

30.4  NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER

      Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
      30.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

30.5  ENGLISH LANGUAGE

      (a) Any notice given under or in connection with any Finance Document must be in English.

      (b) All other documents provided under or in connection with any Finance Document must be:

           (i)    in English; or

           (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.   CALCULATIONS AND CERTIFICATES

31.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.   AMENDMENTS AND WAIVERS

34.1  REQUIRED CONSENTS

      (a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

      (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2  EXCEPTIONS

      (a) An amendment or waiver that has the effect of changing or which relates to:

           (i)    the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

           (ii) an extension to the date of payment of any amount under the Finance Documents;

           (iii) a reduction in the Applicable Margin or the amount of any payment of principal, interest, fees or commission payable;

           (iv)   an increase in Commitment;

           (v)    a change to the identity of the Borrower or Guarantor;

           (vi) any provision which expressly requires the consent of all the Lenders; or

           (vii) Clause 2.2 (Lenders' rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 34,

           shall not be made without the prior consent of all the Lenders.

      (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers may not be effected without the consent of the Agent or the Arrangers.

35.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12.

                          GOVERNING LAW AND ENFORCEMENT

36.   GOVERNING LAW

      This Agreement is governed by English law.

37.   ENFORCEMENT

37.1  JURISDICTION OF ENGLISH COURTS

      (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

      (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

      (c) This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

      (a) irrevocably appoints International Flavours & Fragrances (GB) Holdings Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify relevant Obligor of the process will not invalidate the proceedings concerned.

37.3  WAIVER OF IMMUNITY

      Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

      37.3.1 the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

      37.3.2 the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              THE ORIGINAL LENDERS

NAME OF ORIGINAL LENDER                                              COMMITMENT
                                                                        (EUR)
ABN AMRO Bank N.V.                                                   24,000,000
Allied Irish Banks, p.l.c.                                           22,250,000
Banca Nazionale del Lavoro S.p.A., London Branch                      8,000,000
Bank of Tokyo-Mitsubishi (Holland) N.V.                              22,250,000
Bank One, NA (Main Office Chicago)                                   15,000,000
Banque LBLux S.A.                                                    15,000,000
Barclays Bank PLC                                                    24,000,000
BBVA Ireland p.l.c.                                                  15,000,000
BNP Paribas                                                          22,250,000
Commerzbank Aktiengesellschaft (Filiale Emmerich)                    15,000,000
Citibank International plc                                           15,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.                 22,250,000
Credit Industriel et Commercial                                      22,250,000
Danske Bank A/S                                                      22,250,000
Fleet Bank (Europe) Limited                                          15,000,000
Fortis Bank NV/SA                                                    22,250,000
ING Bank N.V.                                                        22,250,000
Natexis Banques Populaires (Luxembourg) S.A.                         11,000,000
Wachovia Bank, National Association                                  15,000,000
TOTAL                                                               350,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    BORROWER AND GUARANTOR

      (a) A copy of the up-to-date co-ordinated articles of association of the Borrower.

      (b) A copy of the certificate of incorporation of the Guarantor certified a true copy by the Secretary of State of New York on or about the date hereof.

      (c)   A copy of the by-laws of the Guarantor.

      (d) A certificate of good standing in relation to the Guarantor issued by the Secretary of State of the State of New York on or about the date hereof.

      (e) A copy of a resolution signed by the authorised manager(s) of the Borrower or a copy of the minutes of a meeting of the board of managers of the Borrower:

            (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

            (iv) confirming that the entry into and performance of the transactions contemplated by the Finance Documents to which it is a party is in its best corporate interest.

      (f)   A copy of a resolution of the board of directors of the Guarantor:

            (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party

      (g) A solvency certificate signed by an authorised signatory of the Borrower.

      (h) A specimen of the signature of each person authorised by the resolution referred to in paragraphs (e) and (f) above.

      (i) A certificate of the Borrower (signed by an authorised signatory) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

      (j) A certificate of the Guarantors (signed by an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guarantee or similar limit binding on the Guarantor to be exceeded.

      (k) A certificate of an authorised signatory of each of the Borrower and the Guarantor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    LEGAL OPINIONS

      (a) A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers as to matters of English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

      (b) A legal opinion of Kremer Associes & Clifford Chance, legal advisers to the Arrangers as to matters of Luxembourg law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

      (c) A legal opinion of Clifford Chance Rogers & Wells LLP, legal advisors to the Arrangers as to matters of US law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.    OTHER DOCUMENTS AND EVIDENCE

      (a) Evidence that any process agent referred to in Clause 37.2 (Service of process) has accepted its appointment as process agent for the Borrower and the Guarantor.

      (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

      (c) The financial statements referred to in Clause 19.5 (Financial Statements).

      (d) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

      (e) Evidence that, upon first Utilisation of the Facility, the facilities granted to IFF Trading Company B.V. ("IFF TRADING") pursuant to a multicurrency term and revolving facilities agreement entered into on 26 March 2001 between IFF Trading as borrower and ABN AMRO Bank N.V. as arranger, agent and original lender will be cancelled.

      (f) Evidence that appropriate waivers have been granted or appropriate amendments have been entered into in respect of (i) the two credit agreements both dated 26 September 2001 and entered into between, inter alios, International Flavors & Fragrances Inc. as borrower, Citibank, N.A. as initial lender and administrative agent and Salomon Smith Barney Inc. as initial lender and arranger and (ii) the two yen note purchase agreements dated 15 February 2000 and 19 November 2001 and both entered into between, inter alios, International Flavor & Fragrances (Japan) Ltd., International Flavor & Fragrances Inc. as guarantor and certain banks and financial institutions as lenders.

                                   SCHEDULE 3

                               UTILISATION REQUEST

From:    International Flavors & Fragrances (Luxembourg) S.a.r.l

To:      Barclays Bank PLC

Dated:

Dear Sirs

    INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L - EUR 350,000,000
        FACILITY AGREEMENT DATED 19 JULY 2002 (THE "FACILITY AGREEMENT")

1.  We wish to borrow a Loan on the following terms:

    Proposed Utilisation Date:    [        ] (or, if that is not a Business Day,
                                             the next Business Day)
    Currency of Loan:             [        ]
    Amount:                       [        ] or, if less, the Available Facility
    Interest Period:              [        ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.  The proceeds of this Loan should be credited to [account].

4.  This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................
                            authorised signatory for
             International Flavors & Fragrances (Luxembourg) S.a.r.l

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
     Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's Participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a domestic sterling Loan:

               AB+C(B-D)+Ex0.01
               ----------------  per cent. per annum
                   100-(A+C)

     (b)  in relation to a Loan in any currency other than domestic sterling:

               Ex0.01
               ------ per cent. per annum.
                300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.4 (Default interest)) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Agent as being the average of the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors, ignoring any minimum fee or zero rated fee required pursuant to the Fee Rules) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Lender.

5.   For the purposes of this Schedule:

     (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "FEES RULES" means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

     (c) "TARIFF BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATES

                                     PART I

To:      Barclays Bank PLC as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

    INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L - EUR 350,000,000
        FACILITY AGREEMENT DATED 19 JULY 2002 (THE "FACILITY AGREEMENT")

1.   We refer to Clause 23.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [               ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

3.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                        [New Lender]
        By:                                      By
        This Transfer Certificate is accepted by the Agent and the Transfer
        Date is confirmed as [      ].
        [Agent]

                                     PART II
                         LMA TRANSFER CERTIFICATE (PAR)

BANK:
                                                                           Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the "SALE AGREEMENT") evidenced by the Confirmation dated between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

(i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

(ii)   the terms and conditions annexed hereto; and

(iii)  the schedule annexed hereto,

all of which are incorporated herein by reference.

THE BANK                                                   THE TRANSFEREE
[             ]                                            [          ]
By:                                                        By:

THE SCHEDULE

CREDIT AGREEMENT DETAILS:
Borrower:                                    International Flavors & Fragrances (Luxembourg) S.a.r.l
Credit Agreement Dated                       19 July 2002
Guarantor:                                   International Flavors & Fragrances Inc.
Agent Bank:                                  Barclays Bank PLC
Security:                                    [ ] No [ ] Yes (specify) ____________________

Total Facility Amount:                       EUR 350,000,000
Governing Law:                               English
Additional Information:                      _________________________________________
TRANSFER DETAILS:
Name of Tranche Facility:                    _________________           __________________
Nature (Revolving, Term, Acceptances
    Guarantee/Letter of Credit, Other):      _________________           _________________
Final Maturity:                              _________________           _________________
Participation Transferred
Commitment transferred1                      _________________           __________________
    Drawn Amount (details below):1           _________________           __________________
    Undrawn Amount:1                         _________________           __________________
Settlement Date:                             ________________
Details of outstanding Credits1
    Specify in respect of each Credit:       __________________
    Transferred Portion (amount):            __________________
    Tranche/Facility:                              ___________
                                             ------
    Nature:                                  [ ] Term  [ ] Revolver [ ] Acceptance
                                             [ ] Guarantee/Letter of Credit [ ] Other (specify)

                                             --------------------------------------------------
    [ ] Details of other Credits are set out on the attached sheet

ADMINISTRATION DETAILS
Bank's Receiving Account:                    ________________________________
Transferee's Receiving Account:              ________________________________
ADDRESSES
Bank                                         Transferee
[         ]                                  [        ]
Address:                                     Address:
Telephone:                                   Telephone:
Facsimile:                                   Facsimile:
Telex:                                       Telex:
Attn/Ref:                                    Attn/Ref:

---------------------
1     As at the date of the Transfer Certificate.

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.   INTERPRETATION

     In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.   TRANSFER

     The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.   EFFECTIVENESS OF TRANSFER

     The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.   TRANSFEREE'S UNDERTAKING

     The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.   PAYMENTS

5.1  PLACE

     All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2  FUNDS

     Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.   THE AGENT

     The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.   ASSIGNMENT OF RIGHTS

     The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns PROVIDED THAT neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.   GOVERNING LAW AND JURISDICTION

     The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

     Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6

                                   TIMETABLES

                                                      LOANS IN EURO         LOANS IN OTHER CURRENCIES
Agent notifies the Borrower if a currency is                -                          U-4
approved as an Optional Currency in accordance
with Clause 4.3 (Conditions relating to
Optional Currencies)

Delivery of a duly completed Utilisation                   U-3                         U-3
Request (Clause 5.1 (Delivery of a Utilisation
Request))                                                9.30am                      9.30am

Agent determines (in relation to a                         U-3                         U-3
Utilisation) the Base Currency Amount of the
Loan, if required under Clause 5.4 (Lenders'              Noon                        Noon
participation)

Agent notifies the Lenders of the Loan in                  U-3                         U-3
accordance with Clause 5.4 (Lenders'
participation)                                           3.00pm                      3.00pm

Agent receives a notification from a Lender                                            U-2
under Clause 6.2 (Unavailability of a currency)
                                                                                     9.30pm

Agent gives notice in accordance with                                                  U-2
Clause 6.2 (Unavailability of a currency)
                                                                                     11.00am

LIBOR or EURIBOR is fixed                           Quotation Day as       Quotation Day as of 11:00
                                                    of 11:00 a.m.          a.m. London
                                                    Brussels time in       time in respect
                                                    respect of             of LIBOR
                                                    EURIBOR

"U" = date of Utilisation

"U - X" = X Business Days prior to date of Utilisation

                                   SCHEDULE 7

                         SUBSIDIARY GUARANTEE DOCUMENTS

(a) A copy of the memorandum and articles of association or certificate of incorporation of the Subsidiary Guarantor.

(b)  A copy of a resolution of the board of directors of the Subsidiary
     Guarantor:

     (i) approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and resolving that it execute the Subsidiary Guarantee;

     (ii) authorising a specified person or persons to execute and deliver the Subsidiary Guarantee; and

     (iii) authorising a specified person or persons on its behalf, to sign or dispatch all documents to be signed or dispatched by it under or in connection with this Agreement and the Subsidiary Guarantee.

(c) A certificate of a director of the Subsidiary Guarantor certifying that execution and delivery of the Subsidiary Guarantee would not cause any borrowing limit binding on it to be exceeded.

(d) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e) A certificate of an authorised signatory of the Subsidiary Guarantor certifying that each document specified in this Schedule 7 is correct, complete and in full force and effect.

                                   SIGNATURES

THE BORROWER

INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L

By:               Douglas J. Wetmore

Address:          6 rue de Mamer
                  L-8081 Bertrange
                  Luxembourg

Fax:              + 352 26 11 41 41

Tel:              + 352 26 11 41 1

Attention:        Iain Campbell, Finance Manager

with a copy to:   Michael Boy, Finance Director Europe
                  Emmastraat 51-53
                  1213 AK Hilversum
                  The Netherlands

Fax:              +31 356 299 499

Tel:              +31 356 299 490



THE GUARANTOR

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:               Charles D. Weller

Address:          521 West 57th Street
                  New York
                  NY 10019
                  United States of America

Fax:              + 1 212 708 7132

Tel:              + 1 212 765 5500

Attention:        Jodie Simon

THE ARRANGERS

ABN AMRO BANK N.V.

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Gustav Mahlerlaan 10
                  P.O. Box 283
                  1000 EA Amsterdam
                  The Netherlands

Fax:              +31 20 383 0520

Tel:              +31 20 628 8762

Attention:        Michiel Dethmers

BARCLAYS CAPITAL

By:               David Brayshaw

Address:          5 North Colonnade
                  Canary Wharf
                  London E14 4BB
                  United Kingdom

Fax:              + 44 207 773 1572

Tel:              + 44 207 773 1776

Attention:        John Pentecost

THE AGENT

BARCLAYS BANK PLC

By:               David Brayshaw

Address:          5 North Colonnade
                  Canary Wharf
                  London E14 4BB
                  United Kingdom

Fax:              +44 207 773 4893

Tel:              +44 207 773 2524

Attention:        Ola Busari

THE LENDERS

ABN AMRO BANK N.V.

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Gustav Mahlerlaan 10
                  P.O. Box 283
                  1000 EA Amsterdam
                  The Netherlands

Fax:              +31 20 383 0520

Tel:              +31 20 628 8762

Attention:        Michiel Dethmers


ALLIED IRISH BANKS, PLC

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Bankcentre, Ballsbridge
                  Dublin 4
                  Ireland

Fax:              + 353 1 668 2508
Tel:              + 353 1 641 4811/4228
Attention:        Michael Morris / Fidelma Griffin



BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Fitzwilliam House
                  10, St. Mary Avenue
                  London EC3A 8NA
                  United Kingdom

Fax:              + 44 207 337 2504
Tel:              + 44 207 337 2439
Attention:        Darren Elliott

BANK OF TOKYO-MITSUBISHI (HOLLAND) N.V.

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Strawinskylaan 565
                  1077 XX Amsterdam
                  The Netherlands

Fax:              + 31 20 679 1016
Tel:              + 31 20 573 7907
Attention:        A. Th. Wijs



BANK ONE, NA (MAIN OFFICE CHICAGO)

By:               Nerijus Damanskas / Kenneth Schuit

Address:          153 W. 51st  St.
                  New York City
                  NY 10019
                  United States of America

Fax:              + 1 212 373 1180
Tel:              + 1 212 373 1574
Attention:        Mahua Thakurta



BANQUE LBLUX S.A.

By:               Herbert Weynand / Klaus Ense

Address:          3 rue Jean Monnet
                  L-2180
                  Luxembourg

Fax:              + 352 42 434 3399
Tel:              + 352 42 434 3325/3326
Attention:        Peter Lang / Klaus Ense

BARCLAYS BANK PLC

By:               David Brayshaw

Address:          54 Lombard Street
                  London EC3P 3AH
                  United Kingdom

Fax:              +44 207 699 4140

Tel:              +44 207 445 6010

Attention:        Simon Leach



BBVA IRELAND PLC

By:               Nerijus Damanskas / Kenneth Schuit

Address:          IFSC 1 North Wall Quay
                  Dublin 1
                  Ireland

Fax:              + 353 1 670 2848
Tel:              + 353 1 670 2847
Attention:        Javier Barredo



BNP PARIBAS

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Herengracht 477
                  Amsterdam, 1017 BS
                  The Netherlands

Fax:              + 31 20 625 3921
Tel:              + 31 20 550 1329/1354
Attention:        Matijn van Went / Arjan de Wit

                                      -84

COMMERZBANK AKTIENGESELLSCHAFT (FILIALE EMMERICH)

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Lindenallee 17-23
                  45127 Essen
                  Federal Republic of Germany

Fax:              + 49 201 201 5780
Tel:              + 49 201 201 5778
Attention:        Peter Aulinger



CITIBANK INTERNATIONAL PLC

By:               Jose Amsing

Address:          Hoogoorddreef 54b
                  1101 BE Amsterdam
                  The Netherlands

Fax:              + 31 20 651 4292
Tel:              + 31 20 651 4362
Attention:        Jan de Graaf



COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Croeselaan 18
                  3521 CB Utrecht
                  The Netherlands

Fax:              + 31 30 216 1975
Tel:              + 31 30 216 6143/1502
Attention:        Eric Saris / Cindy Koolhout

CREDIT INDUSTRIEL ET COMMERCIAL

By:               Nerijus Damanskas / Kenneth Schuit

Address:          6, avenue de Provence
                  75009 Paris
                  France

Fax:              + 33 1 4596 9439
Tel:              + 33 1 4596 9004
Attention:        Arnaud de Gromard



DANSKE BANK A/S

By:               Nerijus Damanskas / Kenneth Schuit

Address:          75 King William Street
                  London EC4N 7DT
                  United Kingdom


Fax:              + 44 207 410 8001
Tel:              + 44 207 410 8000
Attention:        Trevor Eidmans / Roger Lippold



FLEET BANK (EUROPE) LIMITED

By:               Nerijus Damanskas / Kenneth Schuit

Address:          39 Victoria Street
                  London SW1H 0ED
                  United Kingdom

Fax:              + 44 207 222 5649
Tel:              + 44 207 799 3333
Attention:        Veronica Houghton / Joseph Yotts

FORTIS BANK NV / SA

By:               Nerijus Damanskas / Kenneth Schuit

Address:          Warandeberg 3
                  1000 Brussels
                  Belgium

Fax:              + 32 2 228 4297
Tel:              + 32 2 228 5956
Attention:        Christian Delatte



ING BANK N.V.

By:               G.G.M. Stap / M.H. Elfrink-Rijntjes

Address:          De Amsterdamse Poort
                  Bijlmerplein 888
                  P.O. Box 1800, 1000 BV Amsterdam
                  Amsterdam-Zuidoost
                  The Netherlands

Fax:              + 31 20 652 2032
Tel:              + 31 20 652 2160 / 3066
Attention:        M. Elfrink-Rijntjes / J. Stubenitsky



NATEXIS BANQUES POPULAIRES (LUXEMBOURG) S.A.

By:               Nerijus Damanskas / Kenneth Schuit

Address:          28, avenue Marie-Therese
                  L-2132
                  Luxembourg

Fax:              + 352 25 341 8342
Tel:              + 352 25 341 81
Attention:        Daniel Droesbeke / Fien van der Heyde

WACHOVIA BANK, NATIONAL ASSOCIATION

By:               Gillian White

Address:          301 South College Street
                  Charlotte, North Carolina 28288
                  United States of America

Fax:              + 1 704 374 6319

Tel:              + 1 704 383 5124

Attention:        David Silander